SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549




                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934




   Date of Report (Date of earliest event reported): July 27, 1998


               SOUTHERN NEW ENGLAND TELECOMMUNICATIONS CORPORATION
              (Exact name of registrant as specified in its charter)


      Connecticut                1-9157                   06-1157778
   (State or other             (Commission             (I.R.S. Employer
   jurisdiction of              File Number)            Identification No.)
   incorporation)


   227 Church Street, New Haven, Connecticut              06510
   (Address of principal executive offices)             (Zip Code)


   Registrant's telephone number, including area code:  (203)  771-5200


                               Not Applicable
          (Former name or former address, if changed since last report)












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Item 5. Other Events.

   On July 27, the registrant announced second quarter net income for 1998 was $53.1 million, a 6.2% increase when compared with $50.0 million in the second quarter of 1997. Diluted earnings per share were $.77 for the quarter versus $.76 last year when there were 2.6 million fewer diluted shares outstanding.

   Consolidated revenues and sales for the quarter were $538.6 million, up 7.4%.

   The news release providing the announcement is filed as an exhibit hereto and is incorporated herein by reference.


Item 7. Financial Statements, Pro forma Financial
         Information and Exhibits.

    Exhibit 20.  News release issued July 27, 1998.




































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                                SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          SOUTHERN NEW ENGLAND
                                          TELECOMMUNICATIONS CORPORATION



Dated:  July 27, 1998                By:       /s/ Madelyn M. DeMatteo
                                                   Madelyn M. DeMatteo
                                                        Secretary







































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              SOUTHERN NEW ENGLAND TELECOMMUNICATIONS CORPORATION

                                   FORM 8-K

                                EXHIBIT INDEX




     Exhibit
     Number

       20   News release issued July 27, 1998.